Exhibit 23.4

PricewaterhouseCoopers
Chartered Accountants
Dorchester House
7 Church Street
Hamilton HM 11
Bermuda
Telephone +1 (441) 295 2000
Facsimile +1 (441) 295 1242
www.pwc.com/bermuda

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2009 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in Montpelier Re Holdings Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS

Hamilton, Bermuda

June 11, 2009

A list of partners can be obtained from the above address.

“PricewaterhouseCoopers” refers to PricewaterhouseCoopers (a Bermuda partnership) or, as the context requires, the PricewaterhouseCoopers global network or other member Firms of the network, each of which is a separate and independent legal entity.